CERTIFICATE OF TRUST


         THIS Certificate of Trust of Pioneer Equity-Income Fund (the "Trust"),

dated January 8, 1998, is being duly executed and filed by the undersigned trustees, to form a business trust under the Delaware Business Trust Act (12

Del. C. ss. 3801, ET SEQ.).

                  1.       NAME.  The name of the business trust formed hereby

is Pioneer Equity-Income Fund.

                  2.       REGISTERED AGENT.  The business address of the

registered office of the Trust in the State of Delaware is 1201 North Market

Street in the City of Wilmington, County of New Castle, 19801. The name of the

Trust's registered agent at such address is Delaware Corporation Organizers,

Inc.

                  3.       EFFECTIVE DATE.  This Certificate of Trust shall be

effective upon the date and time of filing.

                  4. SERIES TRUST. Notice is hereby given that pursuant to

Section 3804 of the Delaware Business Trust Act, the debts, liabilities,

obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

The Trust is a registered investment company under the Investment Company Act of

1940, as amended.

         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.



                  /s/ Mary K. Bush
                  Mary K. Bush As Trustee and not individually


                  /s/ John F. Cogan, Jr.
                  John F. Cogan, Jr. As Trustee and not individually


                  /s/ Richard H. Egdahl
                  Richard H. Egdahl As Trustee and not individually


                  /s/ Margaret B.W. Graham
                  Margaret B. W. Graham As Trustee and not individually


                  /s/ John W. Kendrick
                  John W. Kendrick As Trustee and not individually


                  /s/ Marguerite A. Piret
                  Marguerite A. Piret As Trustee and not individually


                  /s/ David D. Tripple
                  David D. Tripple As Trustee and not individually


                  /s/ Stephen K. West
                  Stephen K. West As Trustee and not individually


                  /s/ John Winthrop
                  John Winthrop As Trustee and not individually


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